SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]  Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Revised Definitive Information Statement

                          MICHELEX CORPORATION
                          --------------------
            (Name of Registrant as Specified in its Charter)

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Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                      MICHELEX CORPORATION
                         63 Trade Road
                     Massena, New York 13662

                      INFORMATION STATEMENT

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                    REQUESTED NOT TO SEND A PROXY

                          INTRODUCTION

          This Information Statement is being furnished to the stockholders of Michelex Corporation, a Utah corporation (the "Company," "Michelex," "we", "our," "us" or words or similar import]), regarding an amendment to our Articles of Incorporation that will increase the amount of our authorized shares of common stock from 100 million to one billion.

          This amendment to our Articles of Incorporation was unanimously adopted by the sole member of our Board of Directors and the two stockholders who collectively own a majority of the Company's issued and outstanding shares of common stock (the "Majority Stockholders"). Collectively, the Majority Stockholders beneficially own 48,708,360 shares of our common stock or approximately 55.1% of our outstanding voting securities at December 20, 2005, the date of the adoption of the amendment by the Board of Directors and Majority Stockholders (the "Joint Consent"). No other votes were required or necessary to adopt this amendment to our Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to our Articles of Incorporation and Vote Required for Approval," herein.

          The amendment will become effective on the opening of business on February 24, 2006, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. This amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: February 3, 2006.

          The following constitutes the full amendment to our Articles of
Incorporation:

                              ARTICLE III

                            CAPITALIZATION

        The aggregate number of shares which this corporation shall have authority to issue is one billion (1,000,000,000) shares at $0.001 par value. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences.

      REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF
                            INCORPORATION

     The Company has negotiated a Convertible Debenture in the principal amount of $3 million, and bearing interest at the rate of 10% per annum, in favor of Commander Smallcap Holdings Limited, a British Virgin Islands corporation ("Commander"). The Company has not yet executed the Convertible Debenture, but expects to execute it in the near future.

     The unpaid principal amount of the Convertible Debenture will be convertible into shares of the Company's common stock at the lesser of:

     * 120% of the lowest closing bid price of our common stock in the 10 trading days immediately preceding the date of escrow closing; or

     * 80% of the lowest closing bid price of our common stock in the five trading days preceding the date of conversion.

     Section 4.17 of the Convertible Debenture Purchase Agreement under which the Convertible Debenture is to be issued will require us to authorize and reserve for issuance five times the number of shares of common stock into which the Convertible Debenture is then convertible. However, as of the date of the Joint Consent, we were authorized to issue 100,000,000 shares of common stock, with 88,347,309 shares already issued and outstanding. Therefore, we need to significantly increase our authorized shares of common stock to ensure compliance with Section 4.17 of the Convertible Debenture Purchase Agreement.

     The amendment of the Company's Articles of Incorporation to increase its authorized shares to one billion will not have any immediate effect on the Company or its stockholders. However, the amendment will allow us to issue 10 times more shares than we are currently authorized to issue, and the issuance of these additional shares may result in significant dilution to our existing stockholders.

                          DISSENTERS' RIGHTS

          There are no dissenters' rights applicable with respect to the amendment to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation which is not shared by all other stockholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding this amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 30, 2005, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 88,347,309 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of November 30, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 88,347,309 outstanding shares of our common stock.

                       Position with        Number of Shares     Percentage
Name and Address       the Company          Beneficially Owned    of Class
----------------       -------------        ------------------    --------

Ginette Gramuglia      Stockholder          24,588,000            27.8%
63 Trade Road
Massena, NY 13662

Thomas Gramuglia       President            24,120,360            27.3%
63 Trade Road          Vice President
Massena, NY 13662      Director

Totals:                                     48,708,360            55.1%

All executive officers and directors        24,120,360            27.3%
of the Company as a group (one person)

   AMENDMENT TO OUR ARTICLES OF INCORPORATION AND VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

     Section 16-10a-1003 of the Utah Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment.

     Resolutions to effect these amendments were unanimously adopted by Joint Consent of sole member of our Board of Directors and the Majority Stockholders named under the caption "Voting Securities and Principal Holders Thereof." The Majority Stockholders collectively own approximately 55.1% of our outstanding
voting securities.   No other votes or consents are required or necessary to
effect the amendment.

Effective Date of Amendment.
----------------------------

          The effective date of the amendment to our Articles of Incorporation will be on the opening of business on February 24, 2006, or 21 days from the mailing of this Information Statement to our shareholders.

                                 NOTICE

  THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF
   THE AMENDMENT TO OUR ARTICLES OF INCORPORATION AND OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER UTAH LAW. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE
                               REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



December 20, 2005              Thomas Gramuglia, President